Exhibit 99.1
FOR IMMEDIATE RELEASE
August 20, 2010
WESTAMERICA BANCORPORATION ANNOUNCES ACQUISITION FROM FDIC
SONOMA VALLEY BANK ASSETS AND LIABILITIES
San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), announced today its wholly-owned subsidiary bank, Westamerica Bank, entered an agreement with the Federal Deposit Insurance Corporation (“FDIC”) to purchase substantially all the assets and assume substantially all the liabilities of Sonoma Valley Bank. The California Department of Financial Institutions declared Sonoma Valley Bank closed today and appointed the FDIC as receiver.
“We are pleased to welcome the customers of Sonoma Valley Bank as valued customers of Westamerica. Westamerica assumed substantially all deposits of Sonoma Valley Bank. Customers can rest assured their deposits are safe and sound at Westamerica, which is well-capitalized and highly profitable,” said Chairman, President and CEO David Payne. “We will be working diligently with employees of the former Sonoma Valley Bank and the FDIC to ensure a smooth transition of customer accounts to Westamerica. Delivering superior customer service is our objective. Sonoma Valley Bank customers will benefit from Westamerica’s broader branch network throughout Northern and Central California, including our ten branches in Sonoma County,” added Payne.
Westamerica Bank’s capital significantly exceeds regulatory requirements to be considered “well-capitalized.” Westamerica Bank estimates $15 million of capital is required relative to the acquired assets in order to meet the most stringent regulatory “tier one leverage ratio.” At June 30, 2010, Westamerica Bank’s capital exceeded the “well capitalized” requirement for the “tier one leverage ratio” by $145 million. As a result, Westamerica Bank does not require additional capital relative to the acquired assets. Westamerica’s profitability further supports its capital levels; Westamerica Bancorporation’s second quarter 2010 net income was $24 million, of which $10 million was distributed to shareholders in the form of a dividend.

At June 30, 2010, Sonoma Valley Bank reported deposits totaling $256 million and loans totaling $241 million. Westamerica Bank assumed only the assets and liabilities of Sonoma Valley Bank. Assets, liabilities, and common stock of Sonoma Valley Bank’s former parent company Sonoma Valley Bancorp have not been purchased or assumed by Westamerica Bank or Westamerica Bancorporation.
At June 30, 2010, Westamerica Bank operated over 90 branches throughout Northern and Central California with deposits totaling $3.9 billion and loans totaling $2.8 billion.
Westamerica Bancorporation Web Address: www.westamerica.com
For additional information contact:
Westamerica Bancorporation
Robert A. Thorson — SVP & Chief Financial Officer
707-863-6840
FORWARD-LOOKING INFORMATION:
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”
Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company’s control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s most recent reports filed with the Securities and Exchange Commission, including the annual report for the year ended December 31, 2009 filed on Form 10-K and quarterly report for the quarter ended June 30, 2010 filed on Form 10-Q, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company’s business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.
Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.
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